Exhibit 31.1

Section 302 Certification

I, Sean Thompson, certify that:

1. I have reviewed this Amendment to the Annual Report on Form 10-K of Party City Holdco Inc. for the year ended December 31, 2022; and

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: April 4, 2024

/s/ Sean Thompson
Sean Thompson
Chief Executive Officer
(Principal Executive Officer)